Exhibit 5.1

[LETTERHEAD OF BURNS & LEVINSON LLP]

October 15, 2009

General Steel Holdings, Inc.
Room 2315
Kuntai International Mansion Building,
Yi No 12, Chaoyangmenwai Ave.
Chaoyang District, Beijing, China 100020

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”) by General Steel Holdings, Inc., a Nevada corporation (the “Company”), relating to the offering, from time to time, together or separately and in one or more series, of the following securities of the Company: (i) common stock; (ii) preferred stock; (iii) warrants; (iv) debt securities (v) rights; and (vi) units (collectively, the “Securities”). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

The Securities will have an aggregate offering price of up to $60,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

The debt securities of the Company will be executed and delivered pursuant to one or more indentures (collectively, the “Indentures”) by and among the Company and a financial institution to be identified therein, as trustee (the “Trustee”), in the form attached as Exhibit 4.4 to the Registration Statement, as such Indentures may be supplemented from time to time.

Warrants of the Company will be issued either independently or together as units with other Securities. The terms of the warrants will be set forth in the applicable prospectus supplement to the Registration Statement.

Rights of the Company will be issued independently or together as units with other Securities. The terms of the rights will be set forth in the applicable prospectus supplement to the Registration Statement.

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and certificates or statements of officers of the Company, and we have made no independent investigation with regard thereto.

To the extent that the obligations of the Company under any rights agreement or Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the rights agent or trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the applicable rights agent or trustee is duly qualified to engage in the activities contemplated by the rights agreement or indenture, as applicable; (iii) the rights agreement or indenture has been duly authorized, executed and delivered by the rights agent or trustee, as applicable, and constitutes the valid and binding obligation of the rights agent or trustee, as applicable, enforceable against the rights agent or trustee, as applicable, in accordance with its terms; (iv) the rights agent or trustee is in compliance, with respect to acting as a rights agent or trustee under the rights agreement or indenture, as applicable, with all applicable laws and regulations; and (v) the rights agent or trustee has the requisite organizational and legal power and authority to perform its obligations under the rights agreement or indenture, as applicable.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.
The shares of common stock of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and non-assessable.

2.
The shares of preferred stock of the Company, when (A) any required shareholder approval to amend the Company’s Articles of Incorporation, as amended, to authorize any additional series of preferred stock has been obtained and the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the preferred stock and to approve the issuance and terms of the offering of the shares of the preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such preferred stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Nevada, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and non-assessable.

3.
The warrants of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) agreements relating to the warrants have been duly executed and delivered by the Company, and (C) certificates representing the warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be the valid and legally binding obligation of the Company and the underlying securities will be validly issued, fully paid and non-assessable.

4.
The debt securities of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of debt securities and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the debt securities have been duly executed and delivered by the Company in accordance with the terms of the Registration Statement, the applicable Indenture, and applicable law and (C) the debt securities have been authenticated by the Trustee, then, upon payment of the consideration therefor provided for therein, will be the valid and legally binding obligation of the Company and will be validly issued.

5.
The rights of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of rights and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the rights agreement or agreements relating to the rights have been duly executed and delivered by the Company, and (C) if the rights are in certificated form, certificates representing the rights have been duly executed, countersigned, registered and delivered in accordance with the rights agreement or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be the valid and legally binding obligation of the Company and the underlying securities will be validly issued, fully paid and non-assessable.

6.
The units of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the units have been, if required, duly executed and delivered by the Company, and (C) certificates, if any, evidencing the units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be the valid and legally binding obligation of the Company and will be validly issued.

In rendering the opinions expressed in Paragraphs 1-6 above, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, rights agreement, unit agreement or Indenture and will take any other appropriate additional corporate action; and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable warrant agreement, rights agreement, unit agreement or Indenture, duly authenticated and countersigned.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

Very truly yours,
/s/ Burns & Levinson LLP
Burns & Levinson LLP